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                                                                     Exhibit 5.1

                 [PIPER MARBURY RUDNICK & WOLFE LLP LETTERHEAD]

                                 August 4, 2000


LTI Holdings, Inc.
5115 New Peachtree Road, Suite 200
Atlanta, Georgia 30341

                  Re:      Registration Statement on Form S-4

Ladies and Gentlemen:

         We have acted as counsel to LTI Holdings, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of the above-referenced Registration Statement (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to (a) 7,438,036 shares ("Merger Shares") of the Company's common stock, $0.01 par value per share to be issued in connection with the proposed merger (the "Merger") in which Speedcom Wireless International Corporation, a Florida corporation ("Speedcom"), will merge into the Company pursuant to an Agreement and Plan of Merger dated as of August 4, 2000 (the "Merger Agreement") by and between the Company and Speedcom, (b) 2,707,915 shares ("Option Shares") issuable upon exercise of currently-outstanding options to purchase Speedcom common stock that will become options to purchase common stock of the Company ("Options") upon completion of the Merger, and (c) 406,100 shares ("Warrant Shares") issuable upon exercise of currently-outstanding warrants to purchase Speedcom common stock that will become warrants to purchase common stock of the Company ("Warrants") upon completion of the Merger.

         We have examined the Amended and Restated Certificate of Incorporation and the Bylaws of the Company, and have examined and relied upon the originals, or copies certified to our satisfaction, of such records of meetings of the directors and stockholders of the Company, documents and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. In examining the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

         Based upon and subject to the foregoing, it is our opinion that contingent upon (i) the adoption and approval by the Company's stockholders of the Merger Agreement and of the amendments to the Company's Amended and Restated Certificate of Incorporation as contemplated by the Merger Agreement, (ii) the filing

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of the Certificate of Merger with the Delaware Secretary of State and the
Florida Secretary of State and the effectiveness of the Certificate of Merger, (iii) the filing of an amendment to the Certificate of Incorporation to effect the 1 for 4.26 reverse split and the filing of the Amendment and Restated Certificate of Incorporation to effect the additional changes to the Certificate of Incorporation with the Delaware Secretary of State and the effectiveness of the amendment to the Certificate of Incorporation and the Amendment and Restated Certificate of Incorporation, and (iv) issuance of the Merger Shares pursuant to the Merger Agreement in exchange for the consideration described therein: (x) the Merger Shares will be duly and validly issued, fully paid and non-assessable, (y) the Option Shares will, when issued upon exercise of the Options in accordance with their terms, will be duly and validly issued, fully paid and non-assessable shares of common stock of the Company, and (z) the Warrant Shares will, when issued upon exercise of the Warrants in accordance with their terms, will be duly and validly issued, fully paid and non-assessable shares of common stock of the Company.

         This opinion is not rendered with respect to any laws other than the Delaware General Corporation Law and the Federal laws of the United States.

         We hereby consent to the use of our name in the Registration Statement and under the caption "Legal Matters" in the related Proxy Statement/Prospectus and consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission relating thereto.



                                      Very truly yours,

                                      /s/ Piper Marbury Rudnick & Wolfe LLP